UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2019

PRECIPIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 2, 2019, Precipio, Inc., a Delaware corporation (“we” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with a third party service provider (the “Service Provider”) pursuant to which we agreed to pay the Service Provider an aggregate amount of Five Hundred and Fifty Thousand Dollars ($550,000) (the “Settlement Amount”) pursuant to an agreed upon payment schedule in consideration for the cancellation of an outstanding debt owed by the Company to the Service Provider in the aggregate amount of $1,470,000 (the “Owed Amount”). Upon payment in full of the Settlement Amount, the Service Provider has agreed to waive the difference between the Settlement Amount and the Owed Amount.

The Settlement Agreement contains customary representations and warranties. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Settlement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

Date: January 7, 2019	/s/ Ilan Danieli
By: Ilan Danieli
Title: Chief Executive Officer